Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release

Echelon Reports Second Quarter 2013 Results

SAN JOSE, Calif., August 8, 2013 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the second quarter ended June 30, 2013.

•	Q2 Revenues: $24.8 million

•	Q2 GAAP Net Loss: $827,000; GAAP Net Loss per Share: $0.02

•	Q2 Non-GAAP Net Loss: $1.0 million; Non-GAAP Net Loss per Share: $0.02

“We continued to execute on our strategic objectives this quarter,” said Ron Sege, Chairman and CEO of Echelon. “We have improved the leverage in our financial model, expanded our grid modernization pilots, and begun to invest in the new opportunities that the Internet of Things can create for Echelon.
“Despite this progress, continued delays in new project awards in our targeted smart grid markets will further impact our near-term revenue,” continued Sege. “As always, our focus remains on finding new ways to achieve growth and profitability. With the transition to the Internet of Things, we see an opportunity to capitalize on our established brand and installed base through more universal applicability of our technology, providing Echelon with a strong platform to grow over the next several years.”
Total revenues for the second quarter were $24.8 million, down from $40.8 million in the same period last year. Revenues from Echelon's systems sales, reflecting sales to utility customers, were $13.3 million for the second quarter, down from $28.0 million in the same period last year. Included in systems sales were $2.4 million of sales of data concentrators to Enel. Revenues from Echelon's sub-systems, largely from commercial customers, were $11.6 million in the second quarter, down from $12.8 million a year ago. Included in sub-systems revenues were $1.8 million of sales to Enel in the second quarter compared to $1.5 million in the same period last year.

Gross margin in the second quarter of 2013 was 48.1% compared to 39.4% in the second quarter of 2012. Total operating expenses for the quarter were $12.4 million compared to $17.7 million in the same period last year as the company benefited from previous restructuring actions and prudently managed costs.

GAAP net loss for the second quarter was $827,000, or $0.02 cents per share, compared to a net loss of $1.9 million, or $0.04 cents per share, in the same period last year. Non-GAAP net loss for the second quarter was $1.0 million, or $0.02 cents per share, compared to a non-GAAP net income of $237,000, or $0.01cents per share for the second quarter of 2012.

Business Outlook
Echelon offers the following guidance for the third quarter of 2013:

•	Total revenues are expected to be between $16.0 million and $19.0 million, with systems revenues accounting for 40% and sub-systems revenues accounting for 60%.

•	Non-GAAP gross margin is expected to be in a range of 54% to 55%.

•	Stock-based compensation expense is expected to be approximately $1.0 million.

•	Non-GAAP loss per share amounts are expected to range from $0.04 to $0.10, based on 43 million fully diluted weighted average shares outstanding.

•	GAAP loss per share is expected to be between $0.06 and $0.12.
For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 5:00 p.m. Eastern Daylight Savings Time. To access the call, dial 888-771-4371 or 847-585-4405 outside the U.S and provide the confirmation number 35329604. An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information
Echelon continues to provide all information required in accordance with GAAP, but believes that an investor's evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon's operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon's operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.
Echelon's management uses certain non-GAAP financial information, namely operating results excluding restructuring charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon's investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon's business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
About Echelon Corporation
Echelon Corporation (NASDAQ: ELON) is the world's leading open standard energy control networking company. Echelon technologies connect more than 35 million homes, 300,000 buildings and 100 million devices to the smart grid, and help customers save 20% or more on their energy usage. With more than 20 years of experience in energy control, Echelon delivers a wide range of innovative solutions to commercial and electric utility customers. More information about Echelon can be found at http://www.echelon.com.
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Echelon and the Echelon logo are registered trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements
This press release may contain statements relating to future plans, events or performance, including, without limitation, statements regarding Echelon's potential business in certain territories; Echelon's plans to reinvest in our foundational technology; the potential for system and sub-system pilots and deployments to expand; Echelon's potential to change the way communities of devices communicate and interact; and Echelon's anticipated performance, including revenue and GAAP and Non-GAAP gross margin rates, stock-based compensation expenses, Non-GAAP loss per share amounts, GAAP loss per share amounts, and anticipated payments for legal settlements for the third quarter of 2013. Echelon advises caution in reliance on forward-looking statements. Such statements may involve risks and uncertainties, including risks associated with the continued development and growth of markets for Echelon's products and services; the completion of anticipated legal settlements; failure to achieve revenue growth, maintain expense controls or achieve gross margins targets; circumstances that may delay the timeframe for achieving our business outlook; the risk that global economic conditions will affect our customers' ability to receive regulatory or other approval or financing for system or sub-system-based deployments; the timely development of Echelon's products and services, and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon's SEC filings. The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin/Vanessa Lehr
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,751	$18,876
Short-term investments	42,980	42,979
Accounts receivable, net	15,179	15,725
Inventories	6,976	11,729
Deferred cost of goods sold	1,342	846
Other current assets	2,955	2,662
Total current assets	86,183	92,817
Property and equipment, net	20,245	21,777
Other long‑term assets	8,940	8,989
	$115,368	$123,583

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,207	$8,551
Accrued liabilities	7,013	4,637
Current portion of lease financing obligations	2,147	2,056
Deferred revenues	6,028	4,912
Total current liabilities	21,395	20,156
Long-term liabilities	19,910	19,632
Total stockholders’ equity	74,063	83,795
Total liabilities and stockholders’ equity	$115,368	$123,583

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Product	$24,208	$39,845	$48,458	$79,331
Service	628	977	1,560	1,824
Total revenues (2)	24,836	40,822	50,018	81,155
Cost of revenues:
Cost of product (1)	12,558	24,230	25,636	46,680
Cost of service (1)	323	523	651	1,108
Total cost of revenues	12,881	24,753	26,287	47,788
Gross profit	11,955	16,069	23,731	33,367
Operating expenses:
Product development (1)	5,122	7,393	11,866	16,194
Sales and marketing (1)	4,020	5,548	8,513	11,705
General and administrative (1)	3,234	3,599	7,120	7,945
Litigation charges	—	—	3,452	—
Restructuring charges	—	1,176	2,522	1,176
Total operating expenses	12,376	17,716	33,473	37,020
Loss from operations	(421)	(1,647)	(9,742)	(3,653)
Interest and other income (expense), net	(164)	254	120	(10)
Interest expense on lease financing obligations	(312)	(344)	(633)	(695)
Loss before provision for income taxes	(897)	(1,737)	(10,255)	(4,358)
Income tax expense	106	144	143	91
Net loss	(1,003)	(1,881)	(10,398)	(4,449)
Net loss attributable to non controlling interest	176	—	324	—
Net loss attributable to Echelon Corporation stockholders	$(827)	$(1,881)	$(10,074)	$(4,449)
Net loss per share:
Basic	$(0.02)	$(0.04)	$(0.23)	$(0.10)
Diluted	$(0.02)	$(0.04)	$(0.23)	$(0.10)
Shares used in computing net loss per share:
Basic	43,000	42,560	42,965	42,442
Diluted	43,000	42,560	42,965	42,442

(1) Amounts include stock-based compensation costs as follows:
Cost of product	$(86)	$47	$57	$296
Cost of service	10	15	25	51
Product development	(285)	210	257	1,255
Sales and marketing	163	344	471	1,005
General and administrative	37	326	412	1,152
Total stock-based compensation expenses	$(161)	$942	$1,222	$3,759

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
GAAP net loss	$(827)	$(1,881)	$(10,074)	$(4,449)
Stock-based compensation	(161)	942	1,222	3,759
Litigation charges	—	—	3,452	—
Restructuring charges	—	1,176	2,522	1,176
Total non-GAAP adjustments to earnings from operations	(161)	2,118	7,196	4,935
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net income (loss)	(988)	237	(2,878)	486
Non-GAAP net income (loss) per share:
Diluted	$(0.02)	$0.01	$(0.07)	$0.01
Shares used in computing net income (loss) per share:
Diluted	43,000	42,922	42,965	42,958

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2013	2012

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss including non controlling interest	$(10,398)	$(4,449)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,101	2,665
Increase in (reduction of) allowance for doubtful accounts	32	(32)
Loss on disposal of fixed assets	22	—
Reduction of (increase in) accrued investment income	(5)	3
Stock-based compensation	1,222	3,759
Change in operating assets and liabilities:
Accounts receivable	504	10,505
Inventories	4,751	1,130
Deferred cost of goods sold	(498)	5,286
Other current assets	(304)	952
Accounts payable	(2,381)	(6,861)
Accrued liabilities	3,939	(2,873)
Deferred revenues	978	(5,986)
Deferred rent	(17)	(23)
Net cash (used in) provided by operating activities	(54)	4,076

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchases of available‑for‑sale short‑term investments	(25,968)	(48,964)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	25,973	46,979
Change in other long‑term assets	11	(2)
Capital expenditures	(542)	(503)
Net cash used in investing activities	(526)	(2,490)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(1,013)	(960)
Proceeds from noncontrolling interests	—	285
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(263)	(970)
Net cash used in financing activities	(1,276)	(1,645)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(269)	(210)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,125)	(269)

CASH AND CASH EQUIVALENTS:
Beginning of period	18,876	17,658
End of period	$16,751	$17,389